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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD
QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

SPEAKERS

Tony Shen – Chief Financial Officer

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

PRESENTATION

Coordinator
Good evening, everyone, and thank you for joining us on China BAK Battery’s third quarter fiscal year 2009 ended June 30, 2009, conference call.  During today’s call, we will provide details on the company’s third quarter fiscal year ’09 results as well as provide a corporate update about recent activities.  Today’s call will be limited to one hour.

With me today on the call is China BAK’s Mr. Tony Shen, China BAK’s Chief Financial Officer. He will be available to answer questions during the Q&A section.

Our agenda for today is as follows: Mr. Shen will make remarks on behalf of the management team on the company’s financial performance and discuss current business strategies.  Then, he will make remarks about China BAK’s business outlook.  Finally, we will open the call to your questions.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

Before we get started, I’d like to remind our listeners that our comments today will contain forward-looking statements and management may make additional forward-looking statements in response to your questions.  Such written and verbal disclosures are made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the anticipated results.

These types of statements and underlying factors, as well as risks and uncertainties, are listed in filings with the Securities and Exchange Commission as well as the news release that was distributed earlier this morning. Our statements on this call are made as of July 23rd, 2009, and the company undertakes no obligations to update any of the forward-looking statements contained herein whether as a result of new information, future events, changes in expectations, or otherwise.

With that said, it is my pleasure to turn the call over to China BAK’s CFO, Mr. Shen.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

T. Shen	Thank you, Josh. I would like to extend a warm welcome to everyone joining us on the call today.

First, some highlights.  Our Tianjin facility shipped samples of lithium phosphate cells for use in low-speed electric vehicles to Qingyuan Motors in China.  Discussions with major U.S. and EU-based auto manufacturers were also started.  We started to ship cylindrical cells to the international Tier One OEM notebook manufacturer, which qualified our product in Q2 09.

Revenue grew from Q2 09 in the difficult business environment as demand for our cylindrical battery cells continues to grow. Polymer cells started to be used in notebook computers. Prismatic cells exported to India increased our gross margin from Q2 09 as our cost reduction efforts and material cost decline took hold.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

Now, I would like to review this quarter’s financial performance in more detail.  All of the dollar numbers will be in U.S. dollars.  Net revenue for the third quarter of February ’09 were $44.7 million, up 9.5% from last quarter and down 34.7% from the same quarter of last year.  The increase in net revenue over the net revenue generated in the last quarter was the result of improving business environment in China and new revenue sources, such as polymer cells being used in notebook computers and prismatic cells exported to India.

The substantial decrease in net revenue during the same quarter of last year were generally due to the global financial crisis and recession, which weakened demand for many of the products that our customers sell.

Revenue from cylindrical cells used in notebook computers and other applications were $12.7 million, up 37.6% from last quarter and down 6.9% from same quarter of last year.

Revenue from lithium polymer cells used in personal electronic devices, such as PDA’s, MP3 players, Bluetooth devices, and now, notebook computers, were $3.3 million in the third quarter of FY 09, up 70% from last quarter and up 32.6% from same quarter of last year.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

Revenue from prismatic cells, including aluminum case cells, steel case cells, and battery packs, were $28.6 million, down 3.5% from last quarter and down 45.4% from same quarter of last year.  Revenues from aluminum case cells were $22.5 million, down 3.5% from last quarter and down 33.4% from same quarter of last year.  Revenue from battery packs were $5.7 million, up 18.8% from last quarter and down 33% from same quarter of last year.  Revenue from steel case cells were minimal as we ended production six months ago.

Gross profit for the third quarter of FY 09 was $5.0 million, up 67.1% from last quarter and down 40.5% from the same quarter of last year.

Gross margin was 11.3%, compared to 7.4% last quarter and 12.3% same quarter of last year.  The increase in gross margin from last quarter was the result of lower, average manufacturing costs and lower, average material costs.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

Operating expenses totaled $8.6 million, or 19.3% of revenue, in the third quarter of FY 09 as compared to 15.7% of revenue last quarter and 12.3% of revenue in the same quarter of last year.

R&D expenses were $1.5 million, or 3.3% of revenue, as compared to 2.8% of revenue last quarter and 27% of revenue in same quarter of last year.

Sales and Marketing expenses were $1.6 million, or 3.5% of revenue, as compared to 2.8% of revenue last year and 2.2% of revenue the same quarter of last year.

G&A expenses were $5.5 million, or 12.4% of revenue, as compared to 10.1% of revenue last quarter and 7.4% of revenue in the same quarter of last year.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

Operating loss for the quarter was $3.6 million as compared to operating loss of $3.4 million last quarter, an operating loss of $36,000 in the same quarter of last year.  Net loss was $5.2 million in the quarter as compared to net loss of $5.7 million last quarter and a net loss of $2.3 million in the same quarter of last year.

Diluted earnings per share were -$.09 compared with -$.10 per share last quarter and -$.04 per share in the same quarter of last year.

For this quarter, Day Sales Outstanding, DSO, decreased to 145 days from 171 days last quarter. Day Sales of Inventory decreased to 136 days from 148 days last quarter.

On June 30, 2009, China BAK had $29.6 million in cash and a -$41.8 million in working capital, reflecting a current ratio of 0.83 to 1.  Short-term bank loans and long-term bank loans totaled $191.4 million as compared to $172.7 million on March 31, 2009.  Shareholders’ equity totaled $156.3 million.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

We’ve adjusted our long-term and short-term bank loan structure, and as a result, finance costs decreased to $1.9 million, which were at their lowest levels since fiscal year 2007.  China BAK still has $69.4 million available for borrowing under its credit facilities.

Thank you for listening today. I will be happy to answer any questions you may have. Josh?

Coordinator	Our first question comes from the line of Mark Tobin from Roth Capital Partners. Mark, you may proceed.

M. Tobin	Hi, Good evening, Tony. How are you doing?

T. Shen	All right, Mark.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

M. Tobin
Quick question, just on visibility overall, when you look at each of the different product lines that you have, can you give a little more color on how you see the growth over the next 12 months for each of the product lines?

T. Shen
We see prismatic as consistent as you can see from this quarter, slight growth from the March quarter.  Visibility is still limited, but we expect this recovery to continue, so you will see probably higher growth rates from the June quarter to the September quarter.  Beyond that, I think you will need to wait for our fiscal 2010 guidance, which will be given in the next conference call.

M. Tobin
Okay.  When you look at each of your businesses though, just from a very high level, prismatic batteries, do you view that as a 5% growth type of business, a 10% growth type of business?  I guess, over the long-term, how do you view each of those product lines from a growth standpoint?  Obviously, the vehicles and the cylindrical will ramp much more quickly.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

T. Shen
In general, the 5%-10% growth per year is probably expected, but since we have dropped quite significantly from September quarter of ’08, we expect the revenue level to return to roughly the level in two or three quarters.  So, from this point on, in the next two or three quarters, the growth rate will be higher than what we mentioned before, 5% or 10%.

M. Tobin
Okay.  Then, I actually joined the call late, so I apologize if this was covered, but the CapEx for the quarter was fairly low.  Have you changed your CapEx target for the remainder of this year and into 2010?

T. Shen
Well, our CapEx target for this whole fiscal year was $41 million, I think.  Up to the end of the June quarter, we’ve used 35.  So, I think the remaining six may or may not be spent in the September quarter.

M. Tobin	What capital projects do you have underway right now? Have you started construction of the Shenzhen R&D facility?

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

T. Shen	Actually, we have not. We continue to be quite conservative in capital expenditure. We think that, for our core businesses, the most part of the investment has been made.

M. Tobin	Finally, I noticed there was about a $2 million or $2.5 million bad debt write-off. Is that included –

T. Shen	It’s actually $2.5 million.

M. Tobin	Okay. Is that included in G&A for the quarter? So, if you back it out, your operating expenses are pretty consistent with the past couple of quarters?

T. Shen
Yes.  As you can see, the March quarter was kind of abnormally low because of the partial shutdown in January.  This quarter is more of a “normal” quarter.  Even at such a quarter, we remained very constrained in G&A expenses.

M. Tobin	OK. That’s all I had. Thanks for taking my call.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

T. Shen	Thank you.

Coordinator	At this time, we’re showing no further questions. Mr. Shen, you may proceed.

T. Shen	We’ll wait for a few more minutes to see if others have questions.

Coordinator	Our next question comes from the lines of Jonathan Chevere from Dow Jones. Jonathan, you may proceed.

J. Chevere
Yes, hi.  Thanks for taking the call.  I was wondering if you could give any more guidance into the agreement with Qingyuan Motors, or if you could talk a little bit more about the U. S. and European auto manufacturers that may be looking at working with your batteries, how many, if you can give any more details about which ones.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

T. Shen
Sure.  Qingyuan Motors is a China-based manufacturer of light electronic vehicles.  We sent them — in this type of battery, it’s usually custom-made because every manufacturer has a different design, some very substantially different.  So, we made the battery cells to their order and shipped them samples.  Based on the testing results, there may be more orders, or there may be changes in design in chemistry.  Anything is possible.

For U.S.-based and European-based auto manufacturers, the only thing – because we had non-disclosure agreements with them, I can only tell you that if I somehow tell you the names, you would easily recognize them.  So, they are major auto manufacturers.

J. Chevere	How many –

T. Shen	…

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

J. Chevere	I’m sorry, sir. How many are you in discussions with?

T. Shen	One’s based in U.S. and a few more based in Europe, and then, also some others in China. The total number is about nine.

J. Chevere	Thank you, sir.

T. Shen	Yes, thank you.

Coordinator	At this time, we are showing no further questions. Mr. Shen, you may proceed.

T. Shen	We’ll wait for more questions. If, in five minutes, there will be no more questions, we will finish the call.

Coordinator	We are showing no further questions. You may proceed, sir.

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CHINA BAK BATTERY:  CHINA BAK BATTERY THIRD QUARTER FISCAL 2009 EARNINGS CONFERENCE CALL
July 23, 2009 / 8:00 a.m. EDT

T. Shen
Okay.  So, I think we’ll conclude the call.  Thanks, everybody, for calling in today.  We look forward to hearing from you during the quarter and certainly in the next conference call for the September ’09 quarter and for the whole fiscal 2009.  Thank you.

Coordinator	Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Have a great day.

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